Exhibit 21.1



Colonial Properties Trust
List of Subsidiaries


                                    Ownership
Colonial Realty Limited Partnership                        71.1% GP and LP
Colonial Properties Services Limited Partnership           99.0% GP and LP
Colonial VRS, L.L.C.                                       100.0%

Colonial Properties Services, Inc.                         100.0% Common Stock
                                                         (non-voting)
                                                           1.0% Common Stock
                                                         (voting)
                                                           99.0% of Equity